Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of November 4, 2025 among

MYOMO, INC.,

a Delaware corporation (“Borrower”)

and

AVENUE CAPITAL MANAGEMENT II, L.P.,

a Delaware limited partnership

(as administrative agent and collateral agent (in such capacity “Agent”)

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership, (“Avenue 2”), as a lender

(in such capacity, together with each other lender from time to time party hereto, a “Lender” and collectively, the “Lenders”)

LOAN AND SECURITY AGREEMENT

Borrower, Lenders and Agent have entered or anticipate entering into one or more transactions pursuant to which each Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower, Lenders and Agent which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1
Definitions. The terms defined in Article 11 and in the Supplement will have the meanings therein specified for purposes of this Agreement.
1.2
Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1
The Commitment. Subject to the terms and conditions of this Agreement, each Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Termination Date in an original aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. The aggregate Loans requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.
2.2
Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to each Lender of such Loan, in the total principal amount of the Loan substantially in the form set forth in Exhibit A to the Supplement. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto. Repayment of the Loans and payment of all other amounts owed to each Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).
2.3
Procedures for Borrowing.
(a)
At least five (5) Business Days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by the Required Lenders in their sole discretion), Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as any Lender may reasonably request, including the executed Note(s) for the Loan(s) covered by the corresponding Borrowing Request.
(b)
No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, each Lender shall make its Loan available to Borrower in immediately available funds.
2.4
Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until such outstanding principal balance of such Loan is paid in full, as further set forth herein.
2.5
Investment Unit. Borrower, Agent and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, the issue price (within the meaning of Section 1273(b) of the Code) of the Loans will be determined pursuant to Sections 1272 through 1275 of the Code and the Treasury Regulations thereunder, including Section 1.1273-2(h)(1) of the Treasury Regulations. Borrower, Agent and the Lenders acknowledge and agree that the Warrant issued to each Lender as of the Closing Date in connection herewith is part of an investment unit (within the meaning of Section 1273(c)(2) of the Code) that includes the Loan. To the extent the Warrant must be classified as a liability on the balance sheet of the Borrower, Borrower, Agent and the Lenders further agree that the fair market value as of the Closing Date of the right to buy common stock of Borrower under the terms set forth in the Warrant shall be determined by Borrower in accordance with its valuation policy and that, pursuant to Section 1.1273-2 of the Treasury Regulations, a portion of the issue price of the investment unit (equal to the fair market value (per share) of each Warrant multiplied by the number of shares of common stock of Borrower issuable upon exercise of such Warrant) will be allocable to such Warrant and the balance shall be allocable to the Loan. Within five (5) days of the determination of the accounting classification of the Warrant , Borrower shall notify the Lenders of such classification. Borrower and the Lenders agree to prepare their respective U.S. federal income tax returns and applicable state and local tax returns in a manner consistent with the foregoing agreement (and the parties shall not otherwise take a position on any such tax return inconsistent with such agreed treatment), unless otherwise required by the Internal Revenue Service or any other applicable taxing authority.
2.6
Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay any Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
2.7
Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly. Following the occurrence of an Event of Default, all outstanding Obligations shall bear interest at the Default Rate, compounded monthly, as of the date of occurrence of such Event of Default. Borrower shall pay such interest on demand.
2.8
Late Charges. If Borrower is late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge shall be charged by Agent, for the ratable benefit of the Lenders, for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lenders due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lenders and Agent to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Agent for the ratable benefit of the Lenders.
2.9
Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by each Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Lender shall furnish a copy of such records to Borrower as Borrower reasonably requests. Absent manifest or demonstrable error, each Lender’s records shall be conclusive evidence thereof.
2.10
Grant of Security Interests; Filing of Financing Statements.
(a)
To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Agent, for the ratable benefit of the Lenders, continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Agent to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.
(b)
In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, in each case, to the extent constituting Collateral, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Agent’s request, the certificate or certificates for the Shares, if any, will be delivered to the Agent, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated or constitute Excluded Property. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each Subsidiary whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Following the occurrence and during the continuance of an Event of Default and upon written notice from Agent of exercise of remedies hereunder, Agent, at the direction of the Required Lenders, may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee(s). Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing and Agent shall have delivered written notice to Borrower of Agent’s intention to suspend such rights, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would constitute a violation of any of the terms of this Agreement. All such rights to vote and give consents, waivers and ratifications shall terminate upon Agent’s, at the direction of the Required Lenders, written notice to Borrower of Agent’s intent to exercise its rights and remedies under this Agreement, including this Section 2.10(b), in each case to the extent an Event of Default has occurred and is continuing.
(c)
Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due to each Lender under any of the Loan Documents.
(d)
All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations when due under this Agreement and the other Loan Documents. Except in connection with dispositions permitted by this Agreement or as otherwise as expressly provided in this Agreement (in which case the Lien on the Collateral so transferred shall be automatically deemed released), no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement).

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1
Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
3.2
Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).
3.3
Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.
3.4
No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected. Without limiting the generality of the foregoing, the issuance of the Warrant and the grant of registration rights in connection therewith do not violate any material agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5
No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened in writing against or affecting Borrower, its property or the conduct of its business which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.
3.6
Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lender fairly and accurately, in all material respects, reflect Borrower’s financial condition in accordance with GAAP as of the latest date of such financial statements, subject to the absence of footnotes and normal year-end audit adjustments (in the case of interim monthly financial statements); and, since that date there has been no Material Adverse Change.
3.7
No Subsidiaries. As of the Closing Date, Borrower is not a majority owner of or in a control relationship with any other business entity, except for Myomo Germany.
3.8
Environmental Matters. To its knowledge after reasonable inquiry, Borrower is in compliance with Environmental Laws applicable to its business, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.
3.9
No Event of Default. No Default or Event of Default has occurred and is continuing.
3.10
Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lenders prior to the Closing Date or pursuant to Section 5.2 hereof, but excluding in all cases projections, forecast and other forward-looking information), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. It is understood and acknowledged by Agent and Lenders that projections, forecasts and other forward-looking information delivered by or on behalf of Borrower in good faith upon reasonable assumptions shall not be viewed as facts and that actual results may vary materially from such projections and forecasts.
3.11
Specific Representations Regarding Collateral.
(a)
Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the legal and beneficial owner of or has valid rights to, as applicable, the Collateral, and (ii) the Collateral is genuine and subject to no Liens. There exist no prior collateral assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.
(b)
Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.
(c)
Location of Collateral. As of the Closing Date, Borrower’s chief executive office, Inventory (other than Inventory in transit or Inventory held by patients for trial and evaluation purposes) with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000), Records, Equipment (other than Equipment in the possession of Borrower’s employees or agents or demo equipment in the possession of employees or customers) with a value in excess of Two Thousand Fifty Thousand Dollars ($250,000), and any other offices or places of business are located at the address(es) shown on the Supplement.
(d)
Business Names. Other than its full corporate name, as of the Closing Date, Borrower has not conducted business in the past five (5) years using any trade names or fictitious business names except as shown on the Supplement.
3.12
Copyrights, Patents, Trademarks and Licenses.
(a)
Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business as currently being conducted, without known conflict with the rights of any other Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)
To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person if the consequence thereof could reasonably be expected to have a Material Adverse Effect.
(c)
No claim or litigation involving Borrower or any Subsidiary regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened in writing, and, to Borrower’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.
3.13
Regulatory Compliance. To the extent applicable to Borrower, Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the applicable provisions of the Federal Fair Labor Standards Act.
3.14
Shares. Borrower has full power and authority to create a first priority Lien (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have, or that by operation of law have, superior priority) on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened in writing suit, action, arbitration, administrative or other proceeding.
3.15
Compliance with Anti-Corruption Laws. Borrower has not taken any action that would cause a material violation of any applicable anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws. Borrower, and to its knowledge, its employees, agents and representatives have not, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office in violation of applicable law. None of Borrower’s principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.
3.16
Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1
Conditions to First Loan. The obligation of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lenders of the documents described below, duly executed and in form and substance reasonably satisfactory to each Lender:
(a)
Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.
(b)
Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.
(c)
Legal Opinion. The opinion of legal counsel for Borrower as to such customary matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

(d)
Charter Documents. Copies of the organizational and charter documents of Borrower (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of Borrower as being true, correct and complete.
(e)
This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto.
(f)
Financing Statements. Filing copies (or other evidence of filing satisfactory to Agent) of such UCC financing statements with respect to the Collateral as Agent shall reasonably request.
(g)
Intellectual Property Security Agreement. An Intellectual Property Security Agreement executed by Borrower in form and substance satisfactory to Agent.
(h)
Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a recent date.
(i)
Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is qualified to do business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
(j)
Warrant. A Warrant issued by Borrower to each Lender exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.
(k)
Insurance Certificates. Insurance certificates with respect to property insurance showing Agent as loss payee or with respect to general liability insurance showing Agent as additional insured.
(l)
Payoff Documentation. A duly executed payoff letter from Silicon Valley Bank accompanied by written evidence (including any UCC termination statements) that all Liens in favor of Silicon Valley Bank will be terminated or released upon satisfaction of the payoff amount set forth in such documentation.
(m)
Side Letter. The duly executed Side Letter.
(n)
Other Documents. Such other documents and instruments as Agent or Lenders may reasonably request to effectuate the intents and purposes of this Agreement.
4.2
Conditions to All Loans. The obligation of each Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:
(a)
No Default. No Default or Event of Default has occurred and is continuing or will immediately result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan, except as set forth in the Schedule of Exceptions hereto, in each case, except to the extent such representations and warranties relate solely to an earlier date.
(b)
No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.
(c)
Borrowing Request. Borrower shall have delivered to Agent a Borrowing Request for the Loans.
(d)
Note. Borrower shall have delivered an executed Note to each Lender evidencing the Loan made by such Lender, substantially in the form attached to the Supplement as Exhibit A.
(e)
Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Agent may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Agent’s Liens on the Collateral.
(f)
[Reserved].
(g)
[Reserved].
4.3
Post-Closing Conditions. The obligation of each Lender to make its initial Loan and each subsequent Loan is subject to the following conditions subsequent that, within three (3) Business Days after the Closing Date, Lenders shall have received (duly executed and in form and substance reasonably satisfactory to each Lender) Account Control Agreements with respect to any Deposit Account, Securities Account, or Commodity Account of Borrower (other than any Excluded Accounts).

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement), Borrower will:

5.1
Notice to Lenders. Promptly give written notice to Agent of:
(a)
Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim where the amount claimed by Borrower exceeds Two Hundred Fifty Thousand Dollars ($250,000), including brief details of such claim and such other information as Agent may reasonably request to enable Agent to better perfect its Lien in such commercial tort claim as Collateral.
(b)
Any substantial dispute which may exist between Borrower and any governmental or regulatory authority which could reasonably be expected to have a Material Adverse Effect.
(c)
The occurrence of any Event of Default or, to Borrower’s knowledge, any Default.
(d)
Any change in the location of any of Borrower’s places of business or Collateral (other than (i) Inventory in transit, (ii) Inventory held by patients for trial and evaluation purposes, (iii) Equipment in the possession of Borrower’s employees or agents or (iv) demo equipment in the possession of employees or customers) with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) at least ten (10) Business Days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.
(e)
Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.
(f)
Any other matter which has resulted or might reasonably result in a Material Adverse Change.
(g)
Any Subsidiary Borrower acquires or creates (or that Borrower’s Board resolves to intend to acquire or create).
5.2
Financial Statements. Deliver to Agent or cause to be delivered to Agent, in form and detail satisfactory to Agent the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:
(a)
Monthly Financial Statements. No later than thirty (30) days after the end of each month, Borrower’s unaudited balance sheet as of the end of such period, and Borrower’s unaudited income statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP and attested by a responsible financial officer of Borrower as being complete and correct in all material respects and fairly presenting Borrower’s financial condition and the results of Borrower’s operations as of the date(s) and for the period(s) covered thereby; provided that such financial statements may exclude journal entries not related to revenue and cash.
(b)
Quarterly Cash Flow Statement. No later than thirty (30) days after the end of each quarter, Borrower’s unaudited cash flow statement for such period and for the portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP subject to normal year end adjustments and attested by a responsible financial officer of Borrower as being complete and correct in all material respects and fairly presenting Borrower’s financial condition and the results of Borrower’s operations for the period(s) covered thereby; provided that such financial statements may exclude journal entries not related to revenue and cash.
(c)
Year-End Financial Statements. No later than ninety (90) days after the end of each financial reporting year of Borrower, a complete copy of Borrower’s audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by any “Big Four” accounting firm or any other independent certified public accountant selected by Borrower and reasonably satisfactory to Agent (it being understood and agreed that CBIZ, Inc. shall be satisfactory to Agent) (the “Accountant”). The Accountant’s certification shall not be qualified (other than for an upcoming maturity date of any Indebtedness occurring within one (1) year from the time such report is delivered) or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records. Notwithstanding the foregoing, if Borrower’s Board of Directors does not require Borrower’s financial statements to be audited for a particular reporting year, then Borrower shall deliver to Lender unaudited financial statements for such fiscal year, including the items described in, and in the timeframe specified in, this Section 5.2(c) (other than the Accountant’s certification).
(d)
Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in Sections 5.2(a), (b) and (c) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.
(e)
Board Approved Budget. No later than sixty (60) days after year end, Borrower shall have delivered to Agent the Board Approved Budget.
(f)
Government Required Reports. Promptly after Borrower’s sending, issuing, making available, or filing, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available generally to its stockholders, and, not later than five (5) Business Days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority having similar authority; provided further that Borrower’s obligations pursuant to this Section 5.2(f) shall be subject to applicable laws, regulations and agreements by which Borrower is bound including, without limitation, securities laws and nondisclosure agreements.
(g)
Other Information. Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, beneficial ownership table (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information as any Lender may from time to time reasonably request. Notwithstanding the foregoing, such information may be redacted (or withheld) to the extent that (i) Borrower determines in good faith that such redaction is reasonably necessary to preserve the attorney-client privilege; (ii) to protect highly confidential proprietary information; or (iii) such redacted material relates to Borrower’s strategy regarding the Loans or Agent and/or Lenders or to matters of conflict of interest to or any Lender. Lender acknowledges and agrees that any projections, forecasts, strategic plans or other forward looking information that may be provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections, forecasts, strategic plans or other forward looking information may differ materially from the projected or forecasted results.
(h)
Board Packages. In addition to the information described in Section 5.2(g), Borrower will promptly provide Lenders with copies of all consents and other material documentation distributed in anticipation of meetings, financial or otherwise, which Borrower provides to its Board of Directors (collectively, “Board Packages”); provided, however, that Borrower need not provide Lender with copies of routine Board actions, such as option and stock grants under Borrower’s equity incentive plan in the normal course of business; and provided, further, however, that such Board Packages may be redacted to the extent that (i) such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons, (ii) such redacted material relates to any Lender (or Borrower’s strategy regarding the Loans or any Lender), or (iii) disclosure of such redacted material is prohibited by applicable law or binding agreement.
5.3
[Reserved].
5.4
Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary in the normal course of its business the loss of which could reasonably be expected to result in a Material Adverse Effect; and keep all Borrower’s property in good working order and condition, ordinary wear and tear and casualty damage excepted.
5.5
Insurance. Obtain and keep in force insurance in such amounts and against such risks as are currently in force with Borrower’s insurance carriers. unless otherwise approved by the Required Lenders. Such insurance policies must be in form and substance reasonably satisfactory to the Required Lenders(it being understood that policies substantially consistent with those currently in force shall be deemed satisfactory), and shall, from and after the date that is forty-five (45) days after the Closing Date, in the case of general liability insurance, list

Agent as an additional insured and, in the case of property insurance list Agent as loss payee, in each case on endorsement(s) in form reasonably acceptable to Agent. Borrower shall furnish to Agent such endorsements in accordance with the preceding sentence, and upon Agent’s or any Lender’s request, copies of any or all such insurance policies. So long as no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option (made in Borrower’s good faith business judgment), be payable to Borrower to repair or replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Lender has been granted a security interest (subject only to Permitted Liens). If an Event of Default has occurred and is continuing, then, proceeds payable under any policy will be payable to Agent, for the ratable benefit of Lenders, toward the satisfaction of the Obligations in accordance with the terms of this Agreement.
5.6
Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (except, in the case of unaudited financial statements, for the omission of footnotes and subject to normal, year-end adjustments), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business where noncompliance could reasonably be expected to have a Material Adverse Effect; and permit, upon reasonable prior written notice to Borrower, employees or agents of Agent at such reasonable times as Agent may reasonably request, at Borrower’s expense (not to exceed Two Thousand Five Hundred Dollars ($2,500) in any 12-month period unless an Event of Default has occurred and is continuing), to inspect Borrower’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s books, accounts and records; provided, however, that unless an Event of Default shall have occurred and be continuing, Agent shall not conduct more than one such inspection in any twelve month period.
5.7
Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except, in each case, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
5.8
Taxes and Other Liabilities. Pay all Borrower’s Indebtedness generally when due; taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except, in each case, as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns (subject to any applicable extensions).
5.9
Special Collateral Covenants.
(a)
Maintenance of Collateral; Inspection. Do all commercially reasonable things to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear and casualty damage excepted, deal with the Collateral in all commercially reasonable ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records, in all material respects, relating to the Collateral. Without duplication with Section 5.6, upon reasonable prior notice at reasonable times during normal business hours (but in no case more than once per year if no Event of Default has occurred and is continuing), Borrower hereby authorizes Agent’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment during the continuance of an Event of Default, after consultation with Borrower, with any Person which is or may be obligated thereon.
(b)
Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest), or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c)
Change in Location or Name. Without at least 10 Business Days’ prior written notice to Agent: (a) not relocate any Collateral (other than (i) Inventory in transit, (ii) Inventory held by patients for trial and evaluation purposes, (iii) Equipment in the possession of Borrower’s employees or agents or (iv) demo equipment in the possession of employees or customers) with an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000) or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) (except Transfers permitted by Section 6.5 and other than (i) Inventory in transit, (ii) Inventory held by patients for trial and evaluation purposes, (iii) Equipment in the possession of Borrower’s employees or agents or (iv) demo equipment in the possession of employees or customers), jurisdiction of incorporation or its legal structure.
(d)
[Reserved].
(e)
Agreement with Persons in Possession of Collateral. Use its commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000) per location as Agent may require, all in form and substance reasonably satisfactory to Agent. In addition, Agent shall have the right to require Borrower to use its commercially reasonable efforts to provide Agent with a Waiver for location holding tangible Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000) that is located in a jurisdiction that provides for statutory landlord’s Liens and for any location at which the Person in possession of such Collateral has a Lien thereon. Notwithstanding anything to the contrary in this Section 5.9(e), Borrower, Agent and Lenders acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Collateral for which Borrower is unable to provide a Waiver also shall be maintained or backed up in a manner sufficient that Agent shall be able to have access to such Intellectual Property and Records in accordance with the exercise of Agent’s rights hereunder.
(f)
Certain Agreements on Rights to Payment. Other than as approved in the Borrower’s commercially reasonable judgment, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.
5.10
Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize each Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide each Lender at least thirty (30) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant each Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.
5.11
Anti-Corruption Laws. Provide true, accurate and complete information, in all material respects, in all product orders, reimbursement requests and other communications relating to Borrower and its products.
5.12
Financial Covenants. Borrower shall comply with the financial covenants below, in each case, calculated on a consolidated basis in accordance with GAAP and used consistently with prior practices (except to the extent modified by the definitions herein):
(a)
Minimum Cash. Borrower shall maintain minimum unrestricted cash and Cash Equivalents (in accounts subject to Account Control Agreements in favor of, and in form and content reasonably acceptable to, Agent) of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times.
(b)
L3M Revenue. Beginning on the Closing Date, Borrower shall achieve minimum L3M Revenue of at least 75% of its projected L3M Revenue set forth in the Board Approved Budget, tested monthly as of the last day of each month.
(c)
Cash Burn. Beginning on the Closing Date through and including December 31, 2026, Borrower shall achieve Cash Burn for the trailing six (6) months (“T6M”), tested quarterly as of the last day of each fiscal quarter, of no more negative than 150% of the projected T6M Cash Burn set forth in the Board Approved Budget. Beginning January 1, 2027 and thereafter, Borrower shall achieve T6M Cash Burn tested quarterly as of the last day of each fiscal quarter, of no more negative than the greater of (i) 150% of the projected T6M Cash Burn and (ii) negative Two Million Dollars ($2,000,000).

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement), Borrower will not:

6.1
Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except for Permitted Indebtedness.
6.2
Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, in each case, except in connection with Permitted Liens, the licensors of licenses of Intellectual Property to Borrower and any negative pledge in respect of any asset subject to a Lien permitted by clause (c) of the definition of Permitted Liens. Borrower, Agent and each Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.
6.3
Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from employees or contractors upon termination of employment or services under reverse vesting or similar repurchase plans not to exceed One Hundred Thousand Dollars ($100,000) in any calendar year, (c) the conversion of Borrower’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and (d) the purchase, redemption or other acquisition of shares of Borrower’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock.
6.4
Fundamental Changes. (a) Liquidate or dissolve; (b) consummate, or permit any of Borrower’s Subsidiaries to consummate, any Change of Control; or (c) acquire, or permit any of Borrower’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than Permitted Investments. Notwithstanding anything to the contrary in this Section 6.4, Borrower may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Agent and Lenders an agreement in form and substance reasonably satisfactory to Agent and Lenders, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lenders, in each Lender’s commercially reasonable discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lenders may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, notwithstanding anything to the contrary in this Section 6.4, (i) a Subsidiary which is not a co Borrower or guarantor of the Obligations may merge or consolidate into another Subsidiary and (ii) a Subsidiary which is a co-Borrower or guarantor of the Obligations may merge or consolidate into another Subsidiary provided that the continuing or surviving Person is a co-Borrower or guarantor of the Obligations; and (iii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person.
6.5
Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower in its reasonable business judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.3, 6.4, 6.6 or 6.7 hereunder; and (vi) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business; (vii) Transfers of cash or Cash Equivalents in a manner not prohibited by this agreement, (viii) leases, subleases, licenses or sublicenses of real or personal property (including Intellectual Property) in the ordinary course of business and consistent with past practice; (ix) so long as no Event of Default has occurred and is continuing, Transfers of assets not otherwise permitted by this Section 6.5 with a value not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and (x) exclusive licenses of Intellectual Property in geographic regions outside of the United States or Europe.
6.6
Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments (“Investments”), except for Permitted Investments.
6.7
Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, except (a) sales of equity securities to existing investors in Borrower for capital raising purposes or Subordinated Debt in favor of investors, (b) reasonable and customary director, officer and employee compensation (including bonuses, commissions and overtime) and other benefits (including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the relevant board of directors, board of managers, or equivalent corporate body, (c) transfer pricing, cost plus, shared services or licensing arrangements between Borrower and its Subsidiaries, and (d) transactions permitted pursuant to Sections 6.1, 6.2, 6.3, 6.4. 6.5 and 6.6.
6.8
Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date and any business substantially similar or related or incidental or ancillary thereto or a natural reasonable extension thereof.
6.9
Financing Statements and Other Actions. Fail to (i) promptly upon Agent’s request, execute and deliver to Agent all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Agent to maintain a perfected security interest in the Collateral in favor of Agent, subject only to Permitted Liens; or (ii) promptly upon Agent’s request, perform such other acts, and execute and deliver to Agent such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or Agent’s rights, powers and remedies hereunder.
6.10
Compliance. Become required to be registered as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in all material respects with the Federal Fair Labor Standards Act or violate any law or regulation, in each case, which non compliance or violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.
6.11
Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower and Agent shall have taken such action as Agent reasonably deems necessary to obtain a first priority (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have, or that by operation of law have, superior priority) perfected security interest therein, subject only to Permitted Liens. The provisions of the previous sentence shall not apply to (a) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent as such, so long as the aggregate amount maintained in all such accounts does not exceed the amount reasonably estimated to be required to fund the then-next two (2) payroll cycles(including bonuses, commissions and overtime) at any time; provided that Borrower shall promptly furnish supporting documentation for such estimations upon Agent’s request, (b) any payment processor accounts, (c) zero balance accounts, (d) any cash collateral accounts permitted under this Agreement and identified to Agent as such, and (e) any other Deposit Accounts for no more than thirty (30) days after the opening thereof and only so long as all such accounts under this clause (d) hold less than Ten Thousand Dollars ($10,000) on deposit in the aggregate at any time (the accounts listed in clauses (a) through (e), each an “Excluded Account” and collectively, the “Excluded Accounts”.

6.12
Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and Indebtedness permitted by Section 6.1 hereof). Notwithstanding the foregoing, Agent and each Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.
6.13
Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower, Agent and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, each Lender agrees that the conversion or exchange into Borrower’s equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.
6.14
Subsidiaries.
(a)
Acquire or create any Subsidiary, unless such Subsidiary becomes, at Agent and Required Lender’s option, either a co-borrower hereunder or executes and delivers to Agent one or more agreements, in form and substance reasonably satisfactory to Agent, containing a guaranty of the Obligations that is secured by first priority (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have, or that by operation of law have, superior priority) Liens on such Person’s assets that would constitute Collateral, subject only to Permitted Liens. For clarity, the parties acknowledge and agree that Agent and Required Lenders shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, Borrower shall notify Agent thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary.
(b)
Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in any Subsidiary other than Permitted Liens or as otherwise permitted pursuant to Section 6.5.
(c)
Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired (and the proceeds thereof) with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares, except to Borrower or a wholly owned Subsidiary of Borrower.
(d)
Notwithstanding and without limiting the foregoing or any other provision of this Agreement or any other Loan Document, Borrower shall not cause or permit Myomo Germany to maintain cash or assets with a value in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) in the aggregate at any time.
6.15
Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except for Personal Property Leases of Equipment in the ordinary course of business that do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance and similar expenses which Borrower is required to pay under the terms of any such lease) in any calendar year in excess of Two Hundred Thousand Dollars ($200,000) in aggregate amount. For the avoidance of doubt, this Section 6.15 will not be applicable to Indebtedness otherwise permitted under Section 6.1(f) of this Agreement.
6.16
Anti-Corruption Laws.
(a)
Take any action that would cause a violation of any applicable anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.
(b)
Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

ARTICLE 7 - EVENTS OF DEFAULT

7.1
Events of Default; Acceleration. Upon the occurrence and during the continuation of any Event of Default, the obligation of each Lender to make any additional Loan shall be suspended. The occurrence and continuation of any of the following (each, an “Event of Default”) shall at the option of Agent, at the direction of the Required Lenders (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, (2) give Agent the right to apply the Default Rate to all outstanding Obligations as of the date of occurrence of such Event of Default, and (3) give Agent the right to exercise any other right or remedy provided by contract or applicable law:
(a)
Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; provided, however, that Agent’s or any Lender’s failure to effect, or effort in effecting, timely automatic debits of the appropriate funds from the Primary Operating Account as provided in Sections 2.2 and 5.10 hereof shall not constitute an Event of Default.
(b)
Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.
(c)
If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect.
(d)
(i) Borrower shall fail to pay its debts generally as they become due; or (ii) Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower (other than as permitted by Section 6.4 hereof) pursuant to the provisions of Borrower’s charter documents); or

(iv) Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e)
Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property on credit, the advance of credit or any other monetary liability of any kind to any Lender or to any other Person in an amount in excess of the Threshold Amount, however, that the Event of Default under this Section 7.1(e) caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement.
(f)
Any governmental or regulatory authority shall take any judicial or administrative action which is not dismissed, stayed or otherwise resolved within thirty (30) days, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Agent and each Lender, could reasonably be expected to have a Material Adverse Effect.
(g)
Except as otherwise permitted pursuant to Sections 6.4 or 6.5, any sale, transfer or other disposition of all or a substantial or material part of the assets constituting Collateral of Borrower, except for the creation of Permitted Liens, including without limitation to any trust or similar entity, shall occur.
(h)
Any judgment(s) (not covered by third party insurance as to which the insurer does not dispute coverage singly or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000)) (excluding amounts covered by third-party insurance as to which the insurer does not dispute coverage) in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.
(i)
Borrower shall fail to perform or observe any covenant contained in Section 4.3 or Article 6 of this Agreement.

(j)
Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within ten (10) days after the sooner to occur of Borrower’s receipt of notice of such breach from Agent or the date on which such breach first becomes known to any senior officer of Borrower (the “Notice Date”); provided, however that if such breach is not capable of being cured within such 10-day period and Borrower timely notifies Agent and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than thirty (30) days from the Notice Date.
7.2
Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, shall be entitled to exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Agent or any Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.
7.3
Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Agent or the Required Lenders may deem commercially reasonable. Any such public or private sales shall be held at such times and at such place(s) as Agent, at the direction of the Required Lenders, may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser, but neither Agent nor any Lender shall incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Agent may, at the direction of the Required Lenders, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence,
(1)
Subject to the rights of any third parties, Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Required Lenders shall in their sole discretion determine;
(2)
Agent, at the direction of the Required Lenders, may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses, in each case, to the extent included in the Collateral, and take or refrain from taking any action under any thereof, and Borrower hereby releases Agent and each Lender from, and agrees to hold Agent and each Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Agent’s or any Lender’s gross negligence or willful misconduct; and
(3)
Upon request by Agent, at the direction of the Required Lenders, Borrower will execute and deliver to Agent a power of attorney, in form and substance reasonably satisfactory to Agent for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark, in each case, to the extent included in the Collateral. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Agent.
(4)
If, at any time when Agent, at the direction of the Required Lenders, shall determine to exercise the right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Agent may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Agent, at the direction of the Required Lenders may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent may, at the direction of the Required Lenders in their sole discretion (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
(A)
as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;
(B)
as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;
(C)
as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and
(D)
as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.
(5)
Borrower recognizes that Agent may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.
7.4
Borrower’s Obligations upon Default. Upon the request of Agent, at the direction of Lenders, after the occurrence and during the continuance of an Event of Default, Borrower will:
(a)
Assemble and make available to Agent the Collateral at such place(s) as Agent shall reasonably designate, segregating all Collateral so that each item is capable of identification; and
(b)
Subject to the rights of any lessor, permit Agent, by Agent’s officers, employees, agents and representatives, to peaceably enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Agent or any Lender for rent or other compensation owing to Borrower for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1.
Compromise and Collection. Borrower and Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Agent, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Agent shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Agent shall be considered commercially reasonable so long as the Required Lenders have made the determination in good faith based on information known to them at the time Agent takes any such action.
8.2.
Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, Agent may, at the direction of the Required Lenders, following the occurrence and during the continuance of an Event of Default, perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement and which Agent reasonably believes in good faith Borrower has not paid or performed and will not pay or perform in a timely fashion, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Agent and the Required Lenders shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Agent on demand for any reasonable documented out of pocket amounts paid by Agent pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.
8.3.
Power of Attorney. For the purpose of protecting and preserving the Collateral and Agent’s rights under this Agreement, Borrower hereby irrevocably appoints Agent, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Agent’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements, Account Control Agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Agent’s security interests in the Collateral. Borrower hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment (absent any such action constituting gross negligence or willful misconduct).
8.4.
Authorization for Agent to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable until the repayment in full of the Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement). The powers conferred on Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Agent to exercise such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Agent’s own name, from time to time in Agent’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Agent may, at the direction of the Required Lenders:
(a)
Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.
(b)
Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.
(c)
Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.
(d)
File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Agent for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.
(e)
Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Agent for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Agent may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f)
Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Agent’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.
8.5.
Application of Proceeds. Any Proceeds and other monies or property received by Agent pursuant to the terms of this Agreement or any Loan Document may be applied as follows:
(a)
First, to Agent, the aggregate amount of all costs, expenses, indemnities and other amounts required to be reimbursed to Agent, in its capacity as such, until paid in full;
(b)
Second, to Agent, for the ratable benefit of Lenders (in accordance with the portion funded by each Lender), the aggregate amount of all Obligations arising on account of payments made by Agent in accordance with Section 8.2, until repaid in full;
(c)
Third, to Lenders, ratably in accordance with principal amount of the Loans held by each Lender, an amount equal to the aggregate costs, expenses, indemnities or other amounts then required to be reimbursed to Lenders, until paid in full;
(d)
Fourth, to Lenders, ratably in accordance with aggregate amount of any fees, premiums or similar payments due to each Lender in respect of the Loans held by such Lender, an amount equal to the aggregate fees, premiums or other similar such payments due to such Lender in respect of the Loans, until paid in full;
(e)
Fifth, to Lenders, ratably in accordance with accrued and unpaid interest in respect of the Loans and the other Obligations due to each Lender, an amount equal to the aggregate accrued and unpaid interest on the Loans and other Obligations then due, until paid in full;
(f)
Sixth, to Lenders, ratably in accordance outstanding principal due to each Lender in respect of the Loans, an amount equal to the aggregate principal outstanding in respect of the Loans then due, until paid in full;
(g)
Seventh, to Agent and each Lender, ratably in accordance with the any other Obligations due to such Lender, an amount equal to all other Obligations due and payable to Agent and each Lender, until paid in full; and
(h)
Last, the balance, if any, to Borrower or as otherwise required by applicable law.
8.6.
Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Agent to Lenders, then Borrower shall be liable for any such deficiency.
8.7.
Agent Transfer. Upon the transfer of all or any part of the Obligations, Agent may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Agent hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Agent shall retain all rights and powers hereby given.
8.8.
Agent’s Duties.
(a)
Agent shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Agent shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Agent has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Agent.
(b)
Agent may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Agent shall thereafter be discharged from any liability or responsibility therefor.
(c)
Neither Agent, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Agent, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent.
8.9.
Termination of Security Interests and Loan Documents. Upon the payment in full of the Obligations (other than inchoate indemnity or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement) and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lenders have no further obligations under their Commitment, the security interest granted hereby shall automatically and immediately terminate without further action by any party, all rights to the Collateral shall revert to Borrower and this Agreement and the other Loan Documents shall automatically and immediately terminate without further action by any party; provided that (i) those obligations, liabilities, covenants and terms that are expressly specified herein and in any other Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s indemnity obligations set forth in this Agreement, shall continue to survive notwithstanding anything to the contrary set forth herein, and (ii) nothing set forth herein shall affect or be deemed to affect those obligations, liabilities, covenants and terms set forth in any warrant instrument issued to a Lender’s parent company or set forth in any other equity securities or convertible debt securities of Borrower acquired by any Lender in connection with this Agreement. Upon any such termination, Agent shall return all Collateral in its possession or control to Borrower and, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination. In connection therewith, Borrower agrees to provide each Lender with such information as may be reasonably requested by such Lender and in Borrower’s possession as to whether the securities issuable upon the exercise of any Warrant issued in connection with this Agreement constitute “qualified small business stock” for purposes of Section 1202(c) of the Code and Section 18152.5 of the California Revenue and Taxation Code.

ARTICLE 9 - GENERAL PROVISIONS

9.1
Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by electronic mail, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address, or email address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by electronic mail, on the date of transmission.
9.2
Binding Effect; Register. The Loan Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document. Upon written notice to Borrower, each Lender reserves the right, with the written consent of the Required Lenders, to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents provided that, so long as no Event of Default has occurred and is continuing, no Lender shall assign any of such rights or obligations to any competitor of Borrower or any vulture fund or distressed debt fund. Without limiting the foregoing, any Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents to any Affiliate of such Lender. In connection with any of the foregoing, Lenders and Agent may disclose to any prospective purchaser or assignee all documents and information which Lenders and Agent now or hereafter may have relating to the Loans, Borrower, or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13 hereof. Each Lender acting solely for this purpose as an agent of Borrower, shall maintain at its U.S. office, a register for the recordation of the names and addresses of any purchaser(s), assignee(s), lender(s) or participant(s), and the commitments of, and principal amounts (and stated interest) of the Loans owing to, such Lender and each such Lender’s purchaser(s), assignee(s), or participant(s) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower shall treat the person whose name is recorded in the Register pursuant to the terms hereof as Lender(s), purchaser(s), assignee(s), or participant(s) hereunder for all purposes of this Agreement and each of the other Loan Documents. The Register shall be available for inspection by Borrower and any Lender(s), purchaser(s), assignee(s), or participant(s) at any reasonable time and from time to time upon reasonable prior notice. The obligations under this Agreement and each of the other Loan Documents are registered obligations and the right, title and interest of Lender(s), purchaser(s), assignee(s), or participant(s) and its assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Section 9.2 shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations thereunder (and any other relevant or successor provisions of the Code or such Treasury Regulations).
9.3
No Waiver. Any waiver, consent or approval by Agent and the Required Lenders of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing and signed by Agent and the Required Lenders. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Agent and the Required Lenders have the right, at their sole option, to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless the Required Lenders agree otherwise in writing.
9.4
Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.
9.5
Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.
9.6
Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP (except with respect to the footnote disclosure required thereby and subject to year-end adjustments); provided that for purposes of compliance with the financial covenants and negative covenants and, for purposes of such covenants, any related definitions herein (but, for the avoidance of doubt, not any covenants or obligations in respect of the preparation or provision of financial statements hereunder), GAAP shall be deemed to treat operating leases and capital lease obligations in a manner consistent with the treatment thereof under GAAP as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that have occurred.
9.7
Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify each Lender, Agent and each Lender’s and Agent’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Representatives”) against, and hold each Lender, Agent and each of such Representatives harmless from, all claims, actions, proceedings, liabilities, damages, losses, reasonable documented out-of-pocket expenses (limited to, in the case of legal expenses, reasonable documented out-of-pocket attorneys’ charges and disbursements of one counsel to Agent and the Lenders (so long as no Event of Default has occurred and is continuing) or, regulatory counsel in any relevant jurisdiction, specialization counsel in any relevant specialization, foreign counsel outside of the United States in any relevant jurisdiction and one additional counsel in the case of any conflict of interest) and other amounts incurred by each Lender, Agent and each of such Representatives, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party, or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing to the extent incurred as the result of any Lender’s, Agent’s or any of such Representative’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lenders. This Section 9.7 shall not apply with respect to taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim.
9.8
Reimbursement. Borrower shall reimburse each Lender and Agent for all reasonable documented out of pocket costs and expenses, including without limitation reasonable documented out of pocket attorneys’ fees and disbursements expended or incurred by each Lender and Agent in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to each Lender’s and Agent’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due to each Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lenders or Agent under the Loan Documents. For the purposes of this section, attorneys’ fees shall be limited to reasonable documented out of pocket charges and disbursements of one counsel to Agent and the Lenders (so long as no Event of Default has occurred and is continuing) or, regulatory counsel in any relevant jurisdiction, specialization counsel in any relevant specialization, foreign counsel outside of the United States in any relevant jurisdiction and one additional counsel in the case of any conflict of interest, including, without limitation, any of the foregoing incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by any Lender or Agent, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.
9.9
Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. Borrower, Agent and Lenders expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
9.10
Entire Agreement. No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and the Required Lenders provided that:
(a)
no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Commitment shall be effective as to such Lender without such Lender’s written consent;
(b)
no such amendment, waiver or modification that would affect the rights and duties of Agent shall be effective without Agent’s written consent;
(c)
no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan (B) postpone the date fixed for, or waive, any payment of principal of any Loan or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 9.10 or the definitions of the terms used in this Section 9.10 insofar as the definitions affect the substance of this Section 9.10; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions that provide for Lenders to receive their pro rata portion of any fees, payments, setoffs or proceeds of Collateral hereunder; or (H) subordinate the Liens granted in favor of Agent securing the Obligations.
(d)
The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof.

9.11
Governing Law and Jurisdiction.
(a)
THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.
(b)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, AGENT AND EACH LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER, AGENT AND EACH LENDER EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.
9.12
Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER, AGENT AND EACH LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, AGENT AND EACH LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
9.13
Confidentiality. Agent and each Lender agrees to hold in confidence all confidential information that it receives from Borrower pursuant to the Loan Documents, except for disclosure as shall be reasonably required (it being understood that the Persons to whom such disclosure is made by Agent or Lender pursuant to the following exceptions will be informed of the confidential nature of such information and instructed to keep such information confidential): (a) to legal counsel and accountants for Agent and each Lender; (b) to other professional advisors to Agent and each Lender that are subject to professional obligations of confidentiality; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Agent’s and each Lender’s investors and bona fide prospective investors (subject to the same confidentiality obligation set forth herein), and in Agent’s and each Lender’s SEC filings as required by law; (e) as required by law or legal process or in connection with any legal proceeding to which Agent, any Lender and Borrower are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Agent’s and any Lender’s rights hereunder to any bona fide assignee or participant (provided, that any such assignee or participant shall have first executed a confidentiality agreement with terms no less restrictive than the terms hereof and a copy of such agreement shall have been delivered to Borrower); (g) to Agent’s and each Lender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Agent or any Lender relating to this Agreement and the transactions contemplated hereby; and (i) as reasonably required in connection with Agent’s and any Lender’s examination or audit. For purposes of this section, Agent, each Lender and Borrower agree that “confidential information” shall mean any information regarding or relating to Borrower other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Agent or any Lender in violation of this section, (ii) information which becomes available to Agent or any Lender from any other source (other than Borrower) which neither Agent nor the relevant Lender knows is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Agent or such Lender knows on a non-confidential basis prior to Borrower disclosing it to Agent or such Lender. In addition, Borrower agrees that, following prior review and written approval by Borrower (such approval not to be unreasonably withheld or delayed), Agent and each Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Agent and any Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Agent and each Lender has a financing relationship with Borrower.

ARTICLE 10 - AGENCY.

10.1
Appointment. Each Lender hereby irrevocably appoints Avenue Capital Management II, L.P. to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
10.2
Indemnity. Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so), according to its respective Commitment percentage in effect on the date on which indemnification is sought under this Section 10.2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, a Supplement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of each Loan and all other amounts payable hereunder. Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of any Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
10.3
Duties. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
10.4
Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of e-mail, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
10.5
Collateral Agent. The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by Borrowers to secure any of the Obligations. Each Lender hereby authorizes Agent, on behalf of and for the ratable benefit of Lenders, in its capacity as collateral agent, to enter into any of the Loan Documents as secured party for purposes of acquiring, holding and enforcing all Liens on Collateral (and any other collateral from time to time securing the Obligations), and as Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document. All powers, rights and remedies under the Loan Documents may be exercised solely by Agent, at the direction of the Required Lenders, for the benefit of Lenders and Agent in accordance with the terms thereof. In the event of a foreclosure on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled (subject to the proviso at the end of this sentence), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale; provided however, that neither Agent nor any Lender shall “credit bid” at any foreclosure and/or other public or private sale absent the consent of the Required Lenders. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) that bind Lenders with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any Subordinated Debt.
10.6
Successor Agents. Agent may resign upon thirty (30) days’ prior written notice to the Lenders and Borrowers. If Agent shall resign in its capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent (provided that, if such successor agent is not a US Person, then such appointment shall require Borrower’s consent), whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

ARTICLE 11 - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Borrower or any (Subsidiary guarantor of the Obligations) maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Borrower or any (Subsidiary guarantor of the Obligations) maintains a Securities Account or a Commodity Account, pursuant to which Agent, for the benefit of Lenders, obtains control (within the meaning of the UCC over such Deposit Account, Securities Account, or Commodity Account; provided that, unless otherwise expressly agreed to after the Closing Date, any such control agreement shall only require and provide for customary “springing” control.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Board Approved Budget” means the budget approved by the Board of the Borrower and delivered to Agent in accordance with Section 5.2(e); provided that, in the event the Borrower delivers updated budget that have been approved by the Board of the Borrower, subject to the consent of Avenue (such consent not to be unreasonably withheld, conditioned or delayed), such updated budget shall constitute Board Approved Budget and shall replace the then current Board Approved Budget for purposes of determining the financial covenants set forth in Sections 5.12(b) and (c).

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by any Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Cash Burn” means Borrower’s consolidated cash flow from operations and capital expenditures, each as determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one

(1) year after issue; (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition and (e) “Eligible Investments” as such term is defined in the Investment Policy.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, merger or other transaction involving Borrower where Borrower is not the surviving entity; or (c) any transaction or series of related transactions in which any Person or group of two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the Board of Directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50%

or more of the combined voting power of such securities (other than in connection with a public offering or a sale to recognized venture capital investors in a transaction or series of transactions effected by Borrower for financing purposes, so long as Borrower identifies to Agent and each Lender the venture capital investors prior to the closing of the transaction and provides Agent and each Lender with a description of the material terms of such transaction).

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) if Borrower demonstrates, to Agent’s reasonable satisfaction, a present and existing adverse tax consequence from a grant of one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a CFC, more than sixty-five percent (65%) of such capital stock, membership units or other securities, provided that in all instances the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; or (iii) any contract, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper; (iv) any property (including any accessions, additions, replacements or substitutions) subject to a Permitted Lien under clause (c) of the definition of Permitted Lien if the Borrower is prohibited from granting a security interest in such property, provided, that immediately upon the lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such property; or (v) any Excluded Account (clauses (i) through (v), “Excluded Property”).

“Commitment” means the obligation of each Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States

Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and

(iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the applicable Designated Rate plus five percent (5%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Excluded Account” has the meaning specified in Section 6.11.

“Excluded Property” has the meaning specified in the definition of “Collateral.”

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv)

all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all mandatory obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, prior to the date that is ninety one (91) days following the maturity of Obligations under this Agreement, in each case, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all of Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Agent, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Policy” means the Borrower’s investment policy (including the investment policy effective as of the Closing Date a copy of which has been provided to Agent prior to the Closing Date), as amended from time to time, provided that such Investment Policy (and any amendment thereto) has been approved by Borrower’s Board of Directors and furnished to Agent.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by each Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), any Warrant issued by Borrower in connection with this Agreement, any Account Control Agreement and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“L3M Revenue” means, as of the last day of any calendar month, Borrower’s Revenue (as defined in the Supplement) for the trailing three (3) month period ending on such date.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Myomo Germany” means Myomo Europe GmbH, a wholly-owned Subsidiary of Borrower and organized in Germany.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to each Lender or Agent now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Warrants), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by such Lender or Agent by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all reasonable documented out of pocket attorneys’ fees and costs incurred by Lenders and Agent in connection with the collection and enforcement thereof as provided for in any such Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Indebtedness” means:

(a)
Indebtedness incurred for the acquisition of supplies, inventory or other property or services on normal trade credit;
(b)
Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;
(c)
Indebtedness of Borrower or any guarantor under this Agreement or any other Loan Document;
(d)
Subordinated Debt;
(e)
any Indebtedness approved by Agent and each Lender prior to the Closing Date as shown on Schedule 6.1;
(f)
Indebtedness secured by a Lien described in clause (c) of the defined term “Permitted Liens” not to exceed Two Hundred Thousand Dollars ($200,000) or such greater amount as Agent shall consent to in writing in aggregate principal amount outstanding at any time;
(g)
Indebtedness incurred under corporate credit cards not to exceed Five Hundred Thousand Dollars ($500,000) in aggregate principal amount outstanding at any time;
(h)
guaranties and similar surety obligations in respect of Indebtedness otherwise constituting Permitted Indebtedness;
(i)
to the extent constituting Indebtedness, Permitted Investments;
(j)
any Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(k)
Indebtedness in respect of letters of credit securing real estate leases and other obligations in the ordinary course of business;
(l)
Indebtedness arising from the financing of insurance premiums in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000);
(m)
workers compensation claims, disability, health and other employee benefits and self-insurance obligations or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(n)
Indebtedness owed to any Person (including obligations in respect of letters of credit, bankers’ acceptances or similar instruments issued for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(o)
to the extent constituting Indebtedness, transfer pricing, cost plus or similar arrangements with Subsidiaries in the ordinary course of business;
(p)
Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(q)
to the extent constituting Indebtedness, obligations in respect of netting services or overdraft protection or otherwise in connection with deposit or securities accounts in the ordinary course of business;
(r)
extensions, refinancings and renewals of any of the foregoing; provided that the principal amount thereof is not increased; and
(s)
other Indebtedness not otherwise permitted hereunder not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

“Permitted Investment” means:

(a)
accounts receivable in the ordinary course of Borrower’s business;
(b)
Investments in Cash Equivalents ;
(c)
[reserved];

(d)
temporary advances to cover incidental expenses to be incurred in the ordinary course of business;
(e)
Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Agent and each Lender, require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;
(f)
Investments in (i) one or more wholly-owned domestic Subsidiaries of Borrower, so long as in accordance with Section 6.14(a) of this Agreement, each such Person has been made a co-borrower hereunder or has executed and delivered to Agent an agreement, in form and substance reasonably satisfactory to Agent, containing a guaranty of the Obligations, and (ii) Myomo Germany not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) in the aggregate in any fiscal year;
(g)
Investments shown on Schedule 6.6;
(h)
Investments accepted in connection with Transfers permitted by Section 6.5;
(i)
non-cash loans approved by Borrower’s Board of Directors to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors, limited to an aggregate total of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

(j)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(k)
[reserved];
(l)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;
(m)
Investments by wholly owned Subsidiaries which are not co-borrowers hereunder in other wholly owned Subsidiaries or in Borrower.
(n)
money market accounts subject to an Account Control Agreement (other than to the extent constituting Excluded Accounts);
(o)
any investments permitted by the Investment Policy;
(p)
deposit and investment accounts of Borrower or its Subsidiaries;
(q)
other Investments not otherwise permitted hereunder not to exceed Two Hundred Fifty Thousand Dollars ($250,000); and
(r)
Investments consisting of the formation and ownership of equity interests in Subsidiaries, in each case so long as such formation and ownership is in accordance with the terms of Section 6.14 hereof.

“Permitted Lien” means:

(a)
involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;
(b)
Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;
(c)
security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and the proceeds thereof and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d)
Liens in favor of Agent;
(e)
bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an Account Control Agreement (or equivalent) for each account in which such deposits are held in a form reasonably acceptable to Agent has been executed and delivered to Agent to the extent required under Section 6.11;
(f)
materialmen’s, mechanics’, repairmen’s, warehousemen’s, carriers’, landlord’s (subject to Section 5.9(e) hereof), employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;
(g)
any judgment, attachment or similar Lien, that does not constitute an Event of Default;
(h)
licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;
(i)
Liens securing Subordinated Debt;
(j)
Liens shown on Schedule 6.2 hereto;
(k)
the interests of licensors under inbound licenses to Borrower;
(l)
the interests of sub-lessees under subleases of real property;
(m)
Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(n)
deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature arising as a matter of law and incurred in the ordinary course of business; and
(o)
zoning restrictions, easements, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.
(p)
Liens securing 105% of the face amount of Indebtedness permitted under clause (k) of the definition of “Permitted Indebtedness”;
(q)
pledges and liens on or supporting corporate credit cards;
(r)
Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums granted in the ordinary course of business;
(s)
Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; and
(t)
Liens not otherwise permitted securing Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000) outstanding; and
(u)
Liens incurred in the extension, renewal or refinancing of indebtedness secured by Liens descried in (a) through (t) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or

Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Required Lenders” means the Lenders holding at least sixty six percent (66%) of the aggregate principal balance of the Loans.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all Account Control Agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Agent’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a CFC, and (b) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a CFC.

“Subordinated Debt” means Indebtedness (i) approved by Required Lenders; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Agent and to the prior payment to each Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Required Lenders in their sole but reasonable discretion or (B) on terms otherwise approved by Required Lenders in their sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower, Agent and each Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrant” has the meaning specified in the Supplement.

[Signature page follows]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

MYOMO, INC.
By:
Name:	David Henry
Title:	Chief Financial Officer

{Signature page to Loan and Security Agreement}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AGENT:

AVENUE CAPITAL MANAGEMENT II, L.P.

By:	Avenue Capital Management II GenPar, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners ll, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Schedules to

Loan and Security Agreement dated as of November 4, 2025 among

MYOMO, INC.

and

Avenue Capital Management II, L.P., as Agent and

the Lenders from time to time party thereto

Schedule of Exceptions

None.

Schedule 6.1. Permitted Indebtedness

None.

Schedule 6.2. Permitted Liens

None.

Schedule 6.6. Permitted Investments

None.